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                                                                       EXHIBIT 2
                                                                 to SCHEDULE 13D

                       GAP COINVESTMENT PARTNERS II, L.P.
                                3 Pickwick Plaza
                               Greenwich, CT 06830

                                                               December 22, 1999

                                POWER OF ATTORNEY

         The undersigned, GAP Coinvestment Partners II, L.P., a Delaware limited partnership, with its principal office at 3 Pickwick Plaza, Greenwich, Connecticut, United States of America (the "Partnership"), by its Managing General Partner, Steven A. Denning, a U.S. citizen of full legal age, domiciled at 16 Khakum Drive, Greenwich CT 06831, hereby constitutes and appoints Thomas
J. Murphy, a U.S. citizen, of full legal age, domiciled at 221 Old King's Highway North, Darien, CT 06820, its true and lawful attorney-in-fact and agent, in any and all capacities, to execute and deliver any and all documents and instruments and to make any governmental filings on behalf of the Partnership as fully to all intents and purposes as a General Partner of the Partnership might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done. This power of attorney shall expire on December 31, 2000.

                                  GAP COINVESTMENT PARTNERS II, L.P.

                                  By: /s/ Steven A. Denning
                                      ---------------------
                                      Steven A. Denning
                                      Managing General Partner

STATE OF CONNECTICUT )
                     :ss. ###-##-####
COUNTY OF FAIRFIELD  )

         On the 22nd day of December, 1999, before me personally came Steven A. Denning, to me known, and known to me to be the individual described in, and who executed the foregoing document, and he acknowledged to me that he executed the same.

/s/ Sheila Hughes
-----------------
NOTARY PUBLIC
My commission expires August 31, 2001